FOURTH AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

FOURTH AMENDED AND RESTATED AGREEMENT (this “Agreement”), made as of this 17th day of November, 2017, between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008, as amended (the “Original Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Investment Advisory Agreement (as defined below), waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A; and

WHEREAS, the parties have entered into a 3rd Amended and Restated Investment Management Agreement with respect to certain Funds dated as of January 29, 2017 (“Management Agreement”) and an Investment Management Agreement II with respect to certain Funds dated as of November 13, 2015 (“Management Agreement II) (together, the Management Agreement and Management Agreement II shall be referred to herein as, the “Investment Advisory Agreement”); and

WHEREAS, as of May 18, 2011, the parties amended and restated the Original Agreement (the “A&R Agreement”) in order to clarify certain exclusions included in Section 1 thereto; and

WHEREAS, as of April 1, 2014, the parties amended and rested the A&R Agreement (the “2nd A&R Agreement”) in order to clarify certain fee waivers included in Section 1 thereto; and

WHEREAS, as of May 12, 2016, the parties amended and restated the 2nd A&R Agreement (the “3rd A&R Agreement”) in order to reflect the amending and restating of certain agreements as referenced in these recitals; and

WHEREAS, the parties desire to amend and restate the 3rd A&R Agreement in order to clarify certain exclusions included in Section 1 and to reflect the amending and restating of certain agreements as referenced in these recitals.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Trust and AQR agree as follows:

1. With respect to each Fund, for the period commencing as of the date of this Agreement through the date set forth in Schedule A hereto with respect to the Fund, AQR agrees to waive fees payable to AQR pursuant to the Investment Advisory Agreement and/or reimburse operating expenses for the Funds in an amount sufficient to keep the total annual operating expenses (exclusive of interest, taxes, dividends on short sales, borrowing costs, acquired fund fees and expenses, interest expense relating to short sales, expenses related to class action claims and extraordinary expenses1) for each class of shares of the Funds at the levels set forth in Appendix A (“Maximum Permitted Rate”).

[1]	Extraordinary expenses, include, but shall not be limited to, expenses of or relating to litigation or any legal proceeding or action, an investigation or indemnification to which a Fund is or may become a party, including any costs or counsel fees incurred in investigating the potential merits of any claim.

2. The Trust, in turn, agrees that, subject to the limitations set forth in this paragraph, it will repay the fee waiver/expense reimbursement to AQR. Each such repayment shall be made only out the assets of the Fund for which the applicable fee waiver/expense reimbursement was made. Repayments with respect to a Fund must be limited to amounts that do not cause the aggregate operating expenses of the Fund attributable to a share class during a year in which such repayment is made to exceed the applicable Maximum Permitted Rate. A repayment shall be payable only to the extent it can be made during the thirty six months following the applicable period during which AQR waived fees or reimbursed the applicable Fund for its operating expenses under the Agreement. The Trust agrees to furnish or otherwise make available to AQR such copies of its financial statements, reports, and other information relating its business and affairs as AQR may, at any time or from time to time, reasonably request in connection with this Agreement.

3. AQR understands and intends that the Funds will rely on this Agreement in preparing and filing its registration statements on Form N-1A and in accruing the expenses of the Funds for purposes of calculating net asset value and otherwise, and expressly permits the Funds to do so.

4. AQR understands that it shall look only to the assets of the relevant Fund for performance of this Agreement and for payment of any claim AQR may have hereunder, and neither any other series of the Trust, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past present or future, shall be personally liable therefore.

5. This Agreement shall be governed by applicable federal laws, rules and regulations and the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act, the Advisers Act or other applicable federal law. Where the effect of a requirement of the 1940 Act, Advisers Act or other applicable federal law reflected in any provision of this Agreement is altered by a new or changed rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Any amendment to this Agreement shall be in writing signed by the parties hereto.

6. This Agreement shall run concurrently with the Investment Advisory Agreement and may be extended from year-to-year subject to approval by the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Brendan R. Kalb
	Name: Nicole DonVito		Name: Brendan R. Kalb
	Title: Vice President		Title: General Counsel
AQR Capital Management, LLC

APPENDIX A

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	1.05%	January 29, 2017 – January 28, 2019
	I	0.80%	January 29, 2017 – January 28, 2019
	R6	0.70%	January 8, 2014 – January 28, 2019
AQR International Equity Fund	N	1.15%	January 29, 2017 – January 28, 2018
		1.10%	January 29, 2018 – January 28, 2019
	I	0.90%	January 29, 2017 – January 28, 2018
		0.85%	January 29, 2018 – January 28, 2019
	R6	0.80%	January 29, 2017 – January 28, 2018
		0.75%	January 29, 2018 – January 28, 2019
AQR Diversified Arbitrage Fund	N	1.45%	May 1, 2015 – April 30, 2019
	I	1.20%	March 31, 2011 – April 30, 2019
	R6	1.10%	September 2, 2014 – April 30, 2019
AQR Large Cap Momentum Style Fund	I	0.40%	April 1, 2015 – January 28, 2019
	N	0.65%	April 1, 2015 – January 28, 2019
	R6	0.30%	April 1, 2015 – January 28, 2019
AQR Small Cap Momentum Style Fund	I	0.60%	April 1, 2015 – January 28, 2019
	N	0.85%	April 1, 2015 – January 28, 2019
	R6	0.50%	April 1, 2015 – January 28, 2019
AQR International Momentum Style Fund	I	0.55%	April 1, 2015 – January 28, 2019
	N	0.80%	April 1, 2015 – January 28, 2019
	R6	0.45%	April 1, 2015 – January 28, 2019

AQR Emerging Momentum Style Fund	I	0.70%	April 1, 2015 – January 28, 2019
	N	0.95%	April 1, 2015 – January 28, 2019
	R6	0.60%	April 1, 2015 – January 28, 2019
AQR Managed Futures Strategy Fund	N	1.50%	March 31, 2011 – April 30, 2019
	I	1.25%	March 31, 2011 – April 30, 2019
	R6	1.15%	September 2, 2014 – April 30, 2019
AQR Risk Parity Fund	N	1.20%	June 10, 2010 – April 30, 2019
	I	0.95%	June 10, 2010 – April 30, 2019
	R6	0.85%	September 2, 2014 – April 30, 2019
AQR Multi-Strategy Alternative Fund	N	2.23%	July 18, 2011 – April 30, 2019
	I	1.98%	July 18, 2011 – April 30, 2019
	R6	1.88%	September 2, 2014 – April 30, 2019
AQR TM Large Cap Momentum Style Fund	I	0.40%	April 1, 2015 – January 28, 2019
	N	0.65%	April 1, 2015 – January 28, 2019
	R6	0.30%	April 1, 2015 – January 28, 2019
AQR TM Small Cap Momentum Style Fund	I	0.60%	April 1, 2015 – January 28, 2019
	N	0.85%	April 1, 2015 – January 28, 2019
	R6	0.50%	April 1, 2015 – January 28, 2019
AQR TM International Momentum Style Fund	I	0.55%	April 1, 2015 – January 28, 2019
	N	0.80%	April 1, 2015 – January 28, 2019
	R6	0.45%	April 1, 2015 – January 28, 2019
AQR Large Cap Defensive Style Fund	N	0.65%	April 1, 2015 – January 28, 2019
	I	0.40%	April 1, 2015 – January 28, 2019
	R6	0.30%	April 1, 2015 – January 28, 2019
AQR International Defensive Style Fund	N	0.80%	April 1, 2015 – January 28, 2019
	I	0.55%	April 1, 2015 – January 28, 2019
	R6	0.45%	April 1, 2015 – January 28, 2019
AQR Emerging Defensive Style Fund	N	0.95%	April 1, 2015 – January 28, 2019
	I	0.70%	April 1, 2015 – January 28, 2019
	R6	0.60%	April 1, 2015 – January 28, 2019

AQR Risk-Balanced Commodities Strategy Fund	N	1.25%	May 1, 2014 – April 30, 2019
	I	1.00%	May 1, 2014 – April 30, 2019
	R6	0.90%	September 2, 2014 – April 30, 2019
AQR Risk Parity II MV Fund	N	1.20%	November 5, 2012 – April 30, 2019
	I	0.95%	November 5, 2012 – April 30, 2019
	R6	0.85%	September 2, 2014 – April 30, 2019
AQR Risk Parity II HV Fund	N	1.40%	November 5, 2012 – April 30, 2019
	I	1.15%	November 5, 2012 – April 30, 2019
	R6	1.05%	September 2, 2014 – April 30, 2019
AQR Large Cap Multi-Style Fund	N	0.70%	April 1, 2015 – January 28, 2019
	I	0.45%	April 1, 2015 – January 28, 2019
	R6	0.35%	April 1, 2015 – January 28, 2019
AQR Small Cap Multi-Style Fund	N	0.90%	April 1, 2015 – January 28, 2019
	I	0.65%	April 1, 2015 – January 28, 2019
	R6	0.55%	April 1, 2015 – January 28, 2019
AQR International Multi-Style Fund	N	0.85%	April 1, 2015 – January 28, 2019
	I	0.60%	April 1, 2015 – January 28, 2019
	R6	0.50%	April 1, 2015 – January 28, 2019
AQR Emerging Multi-Style Fund	N	1.00%	April 1, 2015 – January 28, 2019
	I	0.75%	April 1, 2015 – January 28, 2019
	R6	0.65%	April 1, 2015 – January 28, 2019
AQR Long-Short Equity Fund	N	1.55%	July 17, 2013 – April 30, 2019
	I	1.30%	July 17, 2013 – April 30, 2019
	R6	1.20%	September 2, 2014 – April 30, 2019
AQR Managed Futures Strategy HV Fund	N	1.90%	July 17, 2013 – April 30, 2019
	I	1.65%	July 17, 2013 – April 30, 2019
	R6	1.55%	September 2, 2014 – April 30, 2019
AQR Style Premia Alternative Fund	N	1.75%	October 30, 2013 – April 30, 2019
	I	1.50%	October 30, 2013 – April 30, 2019
	R6	1.40%	September 2, 2014 – April 30, 2019
AQR Global Macro Fund	N	1.70%	April 8, 2014 – April 30, 2019
	I	1.45%	April 8, 2014 – April 30, 2019
	R6	1.35%	September 2, 2014 – April 30, 2019

AQR Equity Market Neutral Fund	N	1.55%	October 7, 2014 – April 30, 2019
	I	1.30%	October 7, 2014 – April 30, 2019
	R6	1.20%	October 7, 2014 – April 30, 2019
AQR Style Premia Alternative LV Fund	N	1.10%	September 17, 2014 – April 30, 2019
	I	0.85%	September 17, 2014 – April 30, 2019
	R6	0.75%	September 17, 2014 – April 30, 2019
AQR TM Large Cap Multi-Style Fund	N	0.70%	April 1, 2015 – January 28, 2019
	I	0.45%	April 1, 2015 – January 28, 2019
	R6	0.35%	April 1, 2015 – January 28, 2019
AQR TM Small Cap Multi-Style Fund	N	0.90%	April 1, 2015 – January 28, 2019
	I	0.65%	April 1, 2015 – January 28, 2019
	R6	0.55%	April 1, 2015 – January 28, 2019
AQR TM International Multi-Style Fund	N	0.85%	April 1, 2015 – January 28, 2019
	I	0.60%	April 1, 2015 – January 28, 2019
	R6	0.50%	April 1, 2015 – January 28, 2019
AQR TM Emerging Multi-Style Fund	N	1.00%	April 1, 2015 – January 28, 2019
	I	0.75%	April 1, 2015 – January 28, 2019
	R6	0.65%	April 1, 2015 – January 28, 2019
AQR Large Cap Relaxed Constraint Equity Fund	N	1.05%	December 14, 2016 – January 28, 2019
	I	0.80%	December 14, 2016 – January 28, 2019
	R6	0.70%	December 14, 2016 – January 28, 2019
AQR Small Cap Relaxed Constraint Equity Fund	N	1.25%	December 14, 2016 – January 28, 2019
	I	1.00%	December 14, 2016 – January 28, 2019
	R6	0.90%	December 14, 2016 – January 28, 2019
AQR International Relaxed Constraint Equity Fund	N	1.20%	December 14, 2016 – January 28, 2019
	I	0.95%	December 14, 2016 – January 28, 2019
	R6	0.85%	December 14, 2016 – January 28, 2019

AQR Emerging Relaxed Constraint Equity Fund	N	1.40%	December 14, 2016 – January 28, 2019
	I	1.15%	December 14, 2016 – January 28, 2019
	R6	1.05%	December 14, 2016 – January 28, 2019
AQR Alternative Risk Premia	N	1.65%	September 19, 2017 – April 30, 2019
	I	1.40%	September 19, 2017 – April 30, 2019
	R6	1.30%	September 19, 2017 – April 30, 2019
AQR Core Plus Bond Fund	N	0.72%	[ ] – January 28, 2019
	I	0.47%	[ ] – January 28, 2019
	R6	0.37%	[ ] – January 28, 2019
AQR High Yield Bond Fund	N	0.95%	[ ] – January 28, 2019
	I	0.70%	[ ] – January 28, 2019
	R6	0.60%	[ ] – January 28, 2019
Dormant Funds
AQR International Small Cap Fund	N	1.60%	March 31, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.20%	May 1, 2010 – May 1, 2011
	Y	1.00%	March 31, 2010 – May 1, 2011
AQR Emerging Markets Fund	N	1.60%	March 31, 2010 - April 30, 2010
		1.75%	May 1, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.45%	May 1, 2010 – May 1, 2011
	Y	1.05%	April 30, 2010
AQR Equity Plus Fund	N	1.60%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010
AQR Small Cap Core Fund	N	1.40%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010
AQR Small Cap Growth Fund	N	1.50%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010
AQR Risk-Balanced Commodities Strategy LV Fund	N	1.05%	July [ ], 2012 – April 30, 2014
	I	0.80%	July [ ], 2012 – April 30, 2014
AQR Style Premia Alternative II Fund	N	1.60%	[ ] – April 30, 2018
	I	1.35%	[ ] – April 30, 2018
	R6	1.25%	[ ] – April 30, 2018